CONSENT OF COOPERS & LYBRAND L.L.P.






We consent to the incorporation by reference in the Registration Statements of MacDermid, Incorporated on Form S-8 (File No. 2-66987 and 2-68181) of our report dated November 9, 1995, on our audit of the balance sheets of the Electronics and Printing Division of Hercules Incorporated as of December 31, 1994 and 1993 and the related statements of operations, division equity, and cash flows for the three years in the period ended December 31, 1994, which report is included in this Form 8-K.


                                       Coopers & Lybrand L.L.P.


Philadelphia, Pennsylvania 19103
December 20, 1995